Exhibit 10.16

THE EXERCISE OF AN OPTION OR THE SALE OF SHARES ACQUIRED UNDER AN OPTION MAY RESULT IN SIGNIFICANT TAX CONSEQUENCES TO OPTIONEE. OPTIONEE SHOULD SEEK INDEPENDENT TAX AND LEGAL ADVICE BEFORE EXERCISING AN OPTION OR SELLING SHARES. THE COMPANY ASSUMES NO RESPONSIBILITY FOR ADVISING OPTIONEE REGARDING TAX ISSUES RELATING TO THE OPTION, OR SHARES ACQUIRED THEREUNDER, OR FOR ANY TAX LIABILITY INCURRED BY OPTIONEE IN CONNECTION THEREWITH.

ACCENTIA BIOPHARMACEUTICALS, INC.

2005 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION

AWARD AGREEMENT

THIS INCENTIVE STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made and entered into as of the      day of             , 200  , by and between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), and (“Optionee”), with reference to the following facts:

A. WHEREAS, Optionee is currently an employee of the Company or of a subsidiary of the Company (a “Subsidiary”);

B. WHEREAS, the Company desires to provide Optionee, and Optionee desires to accept, an option to purchase shares of the Company’s common stock (“Stock”); and

C. WHEREAS, any option to be granted to Optionee pursuant to this Agreement is being granted in connection with, and the terms of this Agreement are expressly subject to the terms of, the Company’s 2005 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit ”A” and incorporated herein by this reference.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the mutual terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1. Certain Defined Terms. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan.

2. Option Granted. The Company hereby grants to Optionee an option (the “Option”) to purchase              shares (the “Shares”) of Stock of the Company at an exercise price of $              per Share (the “Purchase Price”). The Option granted pursuant to this Section 2 is intended to be an Incentive Stock Option.

To the extent that the aggregate Fair Market Value of Stock (as determined on the date of the Option grant) that may be purchased by Optionee for the first time during any calendar year pursuant Incentive Stock Options granted under the Plan or any other plan of the Company or its Subsidiaries exceeds $100,000, then the excess of such option shall be treated as a nonqualified stock option. This limitation shall be applied by taking options into account in the order in which they were granted.

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

3. Time of Exercise of the Option. The Option shall become exercisable by Optionee, as follows:

(a) (1/3 of total) shares on (1st anniversary date);

(b) (1/3 of total ) additional shares on (2nd Anniversary date); and

(c) (1/3 of total ) additional shares on (3rd anniversary date).

Subject to the foregoing, the Option shall be exercisable until termination of the Option as provided in Section 7 below and in the Plan. However, notwithstanding the provisions of Sections 7.1, 7.2, and 7.3 of this Agreement, the Option will cease vesting as of the date of the death, disability, or termination of Optionee’s employment with the Company or a Subsidiary, and the Option will thereafter (until the termination of the Option pursuant to Section 7 below) represent the right to purchase only the number of shares as to which the Option was exercisable as of the date of such death, disability, or termination of employment.

4. Merger and Consolidation; Dissolution.

4.1 In the event the Company and/or the shareholders of the Company shall at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of the Company’s stock or assets to, any other person or entity (a “Transaction”), and provision is not made pursuant to the terms of the Transaction for the assumption by the surviving, resulting or acquiring person or entity of the Option, or for the substitution of a new option for the Option, the Administrator shall cause written notice of the proposed Transaction to be given to Optionee not less than twenty (20) days prior to the anticipated effective date of the proposed Transaction. The Option shall accelerate and be exercisable until ten (10) days before the anticipated effective date specified in the notice from the Administrator. Optionee, by so notifying the Company in writing, may condition the exercise of the Option upon, and provide that each exercise of the Option shall become effective at the time of, but immediately before, the consummation of the Transaction, in which event Optionee need not make payment for the Shares to be purchased upon exercise of the Option until five (5) days after written notice by the Company to Optionee that the Transaction has been consummated; provided, however, Optionee shall not be entitled to receive any certificates evidencing his or her ownership of the Shares obtained pursuant to exercise of the Option until Optionee shall make full payment for the Shares being so purchased.

If the Transaction is consummated, any portion of the Option remaining unexercised on the Transaction date specified in the notice to Optionee by the Administrator shall terminate on the date such Transaction is consummated. If the Transaction is abandoned, Shares subject to any unexercised portion of the Option shall, continue to be available for purchase in accordance with the terms of the Plan and this Agreement.

4.2 In the event the Company and/or the shareholders of the Company shall at any time propose to enter into a Transaction, and provision is made pursuant to the terms of the Transaction for the assumption by the surviving, resulting or acquiring person or entity of the Option, or for the substitution of a new option for the Option, on substantially equivalent

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

economic terms, then, following the consummation of the Transaction, the exercise of the Option by Optionee shall apply to the shares of common stock of the surviving, resulting or acquiring corporation in the Transaction.

4.3 Notwithstanding anything contained herein, the Option shall terminate on the dissolution or liquidation of the Company.

5. Method of Exercise.

5.1 In General. The Option shall be exercised by Optionee by written notice delivered to the Company at its principal executive office, stating the number of Shares with respect to which the Option is being exercised and any notice of exercise shall be accompanied by the following: (i) an executed copy of the Exercise Notice attached hereto as Exhibit “B” and incorporated herein by this reference; and (ii) full payment of the Purchase Price for the number of Shares with respect to which the Option is so exercised, in any of the forms set forth in Section 5.2 below.

5.2 Payment. Upon exercise of the Option, payment of the Purchase Price for the number of Shares with respect to which the Option is so exercised may be in any of the following forms: (i) certified or cashier’s check; (ii) if specifically permitted by the Administrator, shares of the Company’s common stock whose fair market value is at least equal to the aggregate Purchase Price for the exercise of the portion of the Option so exercised, which shares of the Company’s common stock have been held by Optionee for at least six (6) months prior to the date of exercise of the Option; provided, however, payment of the exercise price for any Incentive Stock Option may not be by “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) unless the applicable holding period requirements specified in Section 424(c)(3)(A)(ii) for the statutory option stock have been met; (iii) to the extent permitted by the Administrator, any combination of such items; or (iv) such other consideration as the Administrator may approve, so long as the Fair Market Value of such consideration, as determined by the Administrator in its reasonable discretion, is no less than the Purchase Price due.

5.3 “Same Day” Net Exercise. In lieu of the payment methods set forth in Section 5.2 above and if permitted by the Administrator, at any time: (i) that the Company’s common stock is listed on a national stock exchange or quoted on the Nasdaq Stock Market (“Nasdaq”) or other automatic quotation system; and (ii) when permitted by law and applicable regulations (including the Nasdaq and National Association of Securities Dealers (“NASD”) rules), Optionee may pay the Purchase Price though a “same day sale” commitment from Optionee (and, if applicable, a broker-dealer that is a member of the NASD (a “NASD Dealer”)), whereby Optionee irrevocably elects to exercise the Option and to sell a sufficient portion of the Shares so purchased to pay the Purchase Price, and Optionee (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Shares to forward the Purchase Price directly to the Company.

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

6. Capital Adjustments.

6.1 The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company with or into another person or entity or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, or the issuance of any securities convertible into common stock or of any rights, options, or warrants to purchase common stock, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.

6.2 The Shares with respect to which the Option is granted are shares of the common stock of the Company as presently constituted, but if and whenever, prior to the delivery by the Company of all the Shares with respect to which this Option is granted, the Company shall effect a subdivision or consolidation of shares of common stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of common stock without receiving compensation therefore in money, services, or property, the remaining Shares subject to the Option shall: (i) in the event of an increase in the number of outstanding shares of common stock of the Company, be proportionately increased, and the cash consideration payable per Share shall be proportionately reduced; or (ii) in the event of a reduction in the number of outstanding shares of common stock of the Company, be proportionately reduced, and the cash consideration payable per Share shall be proportionately increased.

7. Termination of the Option. The Option shall terminate on the earliest of the following dates:

7.1 The expiration of three (3) months from the date of termination of the Optionee’s employment with Company or a Subsidiary (as applicable), except for a termination pursuant to Section 7.2, 7.3, 7.4, or 7.5 of this Agreement;

7.2 The expiration of twelve (12) months from the date of termination of the Optionee’s employment due to Optionee’s disability (with “disability” being determined by the Administrator in accordance with Section 22(e)(3) of the Code);

7.3 The expiration of twelve (12) months from the date of the Optionee’s death, provided that Optionee’s death occurred no later than three (3) months from the date of termination of Optionee’s employment with Company or a Subsidiary;

7.4	Immediately upon the occurrence of an Event of Cause, as defined below; or

7.5 At 5:00 p.m. (Eastern time) on the day that is the tenth (10th) anniversary of the grant date of the Option (or the fifth (5th) anniversary if Optionee owns more than 10% of the voting power of the Company), except where earlier termination is required under the Plan.

Upon the termination of the Option, Optionee’s right to exercise any portion of this Option (including any portion that has become vested pursuant to Section 3 of this Agreement) shall automatically and immediately terminate. For purposes of this Agreement, the term “Event

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

of Cause” shall mean any of the following: (i) any breach by Optionee under any agreement between the Optionee and the Company (or any Subsidiary of the Company), including without limitation under any employment agreement, confidentiality agreement, noncompetition agreement, or nonsolicitation agreement; (ii) any violation or breach by the Optionee of any policy, code of conduct, or directive of the Company or any Subsidiary, including without limitation any policy relating to trading in the Company’s stock and handling confidential information; or (iii) Optionee is convicted, pleads guilty, or pleads no contest to any legal or regulatory violation that constitutes a felony, that involves the Company or its assets, or that results in a fine or penalty to the Company. The Administrator will have the sole and absolute discretion to determine whether an “Event of Cause” has occurred.

8. No Rights as a Shareholder. Optionee will not be deemed to be a holder of any shares of common stock pursuant to the exercise of the Option until he/she pays the Purchase Price, in full, and Optionee shall have no rights as a shareholder in the Company unless and until such time. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the Purchase Price is paid in full.

9. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the Company’s underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by any representative of the Company’s underwriters and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

10. Restrictions on Transfer and Exercise of Option.

10.1 The Option shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Administrator, transfer, without consideration, Options that do not constitute Incentive Stock Options to the Optionee’s children, stepchildren, grandchildren, parent(s), stepparent(s), grandparent(s), spouse, sibling(s), mother-in-law, father-in-law, son(s)-in-law, daughter(s)-in-law, brother(s)-in-law or sister(s)-in-law, and to person’s with whom the Optionee has an adoptive relationship, (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

10.2 During Optionee’s lifetime, the Option shall be exercisable only by Optionee. In the event of Optionee’s death during employment or during the three (3) month period after termination of employment described in Section 7.1 above, Optionee’s personal representative(s) may exercise any portion of the Option that remain unexercised at the time of Optionee’s death, provided that any such exercise must in any event be made, if at all, (a) during the period within twelve (12) months after termination of Optionee’s employment, and (b) before the Option termination date specified in Section 7.4 above.

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

11. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of the Option be made within two (2) years from the grant date or within one (1) year after the transfer of Shares to Optionee. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, Optionee will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two (2) years of the grant date or within one (1) year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Share or Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under Federal, state and/or local law as a result of the granting or exercise of the Option and the disposition of the Shares.

12. Withholding. At the time of exercise, Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the transfer of the Shares, by tendering to the Company a check in the amount of such withholding or, if allowed in the sole discretion of the Administrator, by electing to: (i) have withheld upon exercise no more than the number of the Shares having a fair market value equal to the minimum amount required to satisfy the Company’s tax withholding obligations; or (ii) have withheld from any compensation due to Optionee from the Company the minimum amount required to satisfy the Company’s tax withholding obligations.

13. No Rights to Continued Employment. Notwithstanding the provisions contained in this Agreement or the Plan, nothing contained in this Agreement shall provide Optionee with any right to continued employment, nor shall anything in this Agreement in any way interfere with the right of Company or a Subsidiary, as the case may be, to terminate Optionee’s employment or increase or decrease Optionee’s compensation. Nothing contained in this Agreement or the Plan shall affect the other contractual rights of Optionee.

14. Miscellaneous.

14.1 Notices. Any and all notices which are required or permitted to be given by any one party to the other hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including e-mail or facsimile) followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service, with the charges therefore prepaid, addressed to such party as follows:

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

Notices to the Company:	Accentia Biopharmaceuticals, Inc. Attention: General Counsel 324 South Hyde Park Ave., Suite 350 Tampa, Florida 33606 Fax: 813.258.6912
Notices to Optionee:

or to such other address as the parties shall from time to time give notice of in accordance with this Section 14.1. Notices sent in accordance with this Section shall be deemed effective on the date of dispatch, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

14.2 Entire Agreement and Modifications. This Agreement, including any and all exhibits hereto, and the agreements expressly referred to herein, including, without limitation, the Plan, constitutes the entire understanding between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

14.3 Waivers. No term, condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term, condition or provision runs. No such waiver of any term, condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

14.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

14.5 Attorneys’ Fees. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding to interpret this Agreement, or determine or enforce any right or obligation created hereby, including, but not limited to, any action for rescission of this Agreement or for a determination that this Agreement is void or

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

ineffective ab initio, the prevailing party in such action shall recover such party’s costs and expenses incurred in connection therewith, including reasonable attorneys’ fees and costs of appeal, if any. Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s costs and expenses as provided in this Section 14.5.

14.6 Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and no party shall be required to produce an original or all of such counterparts in making such proof.

14.7 Compliance with Laws. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is a conflict between any term, condition or provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

14.8 Covenant of Further Assurances. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

14.9 Inconsistencies. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“COMPANY”	“OPTIONEE”

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
(Signature)
Its:
(Print Name)

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

EXHIBIT “A”

2005 EQUITY INCENTIVE PLAN

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement

EXHIBIT “B”

EXERCISE NOTICE

Accentia Biopharmaceuticals, Inc.

Incentive Stock Option Award Agreement